Exhibit 99.2

Investor Update[1]	Issue Date: July 15, 2026
This Investor Update provides guidance and certain other forward-looking statements about United Airlines Holdings, Inc. (the "Company"). The information in this Investor Update contains the preliminary financial and operational outlook for the third-quarter 2026 and beyond, among other items.

Fuel
Due to the volatility of jet fuel prices, the Company is introducing a new policy to base its guidance on the most current fuel prices. For the third quarter, the Company assumes an all-in average fuel price per gallon of approximately $3.69 based on the Gulf Coast jet forward curve as of July 14, 2026. Since the beginning of July, fuel for the Company has increased $575 million or $1.12 in adjusted diluted earnings per share2 for the third quarter alone.

Adjusted Diluted Earnings Per Share2
The Company expects adjusted diluted earnings per share2 of $2.50-$3.50 for the third quarter of 2026 and $9.00-$11.00 for the full year 2026. The Company expects to be above the high end of the adjusted diluted earnings per share2 guidance range for each of the third quarter and full year 2026 if fuel prices return to early July prices.

Revenue
Revenue trends remain strong and the Company expects each of the third and fourth quarters of 2026 total revenue per available seat mile (“TRASM”) growth to exceed the second quarter 2026, which was up 12.1% year-over-year. The Company expects to recover 80% to 90% of the fuel price increase in the third quarter and 100% of the fuel price increase by the fourth quarter of 2026.

Capacity
The Company currently expects capacity for the fourth quarter of 2026 to decline from current published schedules as part of the normal course, including the recent extension of the Federal Aviation Administration (FAA) order at ORD. The Company is prepared to further moderate near-term capacity with elevated fuel, as done in the second and third quarters of 2026.

Adjusted Total Capital Expenditures3
For the full year of 2026, the Company expects adjusted total capital expenditures3 of approximately $7.5 billion.

1 The guidance provided in this Investor Update reflects our current expectations and assumptions and our actual results and timing may vary materially based on various factors that include, but are not limited to, those discussed below under "Cautionary Statement Regarding Forward-Looking Statements" in Part I, Item 1A. Risk Factors of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and in Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Company’s Quarterly Report on Form 10-Q for the fiscal period ended March 31, 2026 as well as other risks and uncertainties set forth from time to time in the reports we file with the U.S. Securities and Exchange Commission (the "SEC"). The guidance is only effective as of the date given and should not be considered updated or affirmed unless and until we publicly announce updated or affirmed guidance. We undertake no obligation to update our guidance. Management will also discuss certain business outlook items during its regularly scheduled quarterly earnings conference call on July 16, 2026. This Investor Update should be read in conjunction with the Company's earnings release issued in connection with this Investor Update and its filings with the SEC.
2 Adjusted diluted earnings per share is a non-GAAP financial measure that excludes operating and non-operating special charges, unrealized (gains) losses on investments, net, and income tax expense (benefit) on adjustments, net. We are not providing a target for or a reconciliation to diluted earnings per share, the most directly comparable GAAP measure, because we are unable to predict the excluded items noted above contained in the GAAP measure without unreasonable efforts, and therefore we also are not able to determine the probable significance of such items.
3 Adjusted total capital expenditures is a non-GAAP financial measure calculated as capital expenditures, net of flight equipment purchase deposit returns, plus property and equipment acquired through the issuance or modification of debt, finance leases, and other financial liabilities and operating leases converted to finance leases. We are not providing a target for or a reconciliation to capital expenditures, net of flight equipment purchase deposit returns, the most directly comparable GAAP measure, because we are not able to predict non-cash capital expenditures without unreasonable efforts, and therefore we also are not able to determine the probable significance of such items.

Profit Sharing: Based on profit sharing plans in current labor agreements, the Company expects to accrue between $135 million and $220 million in the third quarter of 2026. The accrual is based on the sum of the methodology below.

•Approximately 3.6% of total adjusted pre-tax earnings up to a 6.9% adjusted pre-tax margin, plus approximately 3.6% of total adjusted pre-tax earnings above a 6.9% adjusted pre-tax margin.
•Approximately 6.0% of total adjusted pre-tax earnings up to $2.5 billion adjusted pre-tax earnings, plus approximately 12.0% of total adjusted pre-tax earnings above $2.5 billion adjusted pre-tax earnings.
•Approximately 3.3% for all adjusted pre-tax earnings above the prior year’s adjusted pre-tax earnings.

In reference to the above calculation, profit sharing adjusted pre-tax earnings and adjusted pre-tax margin are non-GAAP financial measures that are defined in the Company’s profit sharing plan document and calculated as GAAP pre-tax income (loss) and pre-tax margin, excluding operating and non-operating special charges and unrealized (gains) losses on investments, net, profit sharing expense and share-based compensation program expense. The Company estimates that share-based compensation expense for the purposes of the profit sharing adjusted pre-tax earnings calculation will be approximately $40 million for the third quarter of 2026.

Fleet Plan: As of July 15, 2026, the Company's fleet plan was as follows:

	1Q 2026	2Q 2026	3Q 2026E	YE 2026E
B777-200/300	96	96	96	96
B787-8/9/10	85	88	94	100
B767-300/400	53	53	53	53
B757-200/300	61	61	61	61
B737 MAX	268	283	303	323
B737-700/800/900	329	329	329	329
A319/A320	142	141	131	123
A321neo/XLR	66	71	78	88
Total Mainline Aircraft	1,100	1,122	1,145	1,173

50-seat (ERJ145XR, CRJ550, CRJ450, CRJ200)	171	175	179	187
70/76-seat (E175, E170, CRJ700)	255	255	255	255
Total Regional Aircraft	426	430	434	442

Note: Above figures correspond with current expectations for future delivery dates, which are subject to change.

Cautionary Statement Regarding Forward-Looking Statements
This Investor Update contains certain "forward-looking statements," within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, relating to, among other things, the Company’s anticipated financial results and guidance, anticipated fuel prices, capacity, profit sharing accruals and share-based compensation expense, and fleet plans. Such forward-looking statements are based on historical performance and current expectations, estimates, forecasts and projections about the Company's future financial results, goals, plans, commitments, strategies and objectives and involve inherent risks, assumptions and uncertainties, known or unknown, including internal or external factors that could delay, divert or change any of them, that are difficult to predict, may be beyond the Company's control and could cause the Company's future financial results, goals, plans, commitments, strategies and objectives to differ materially from those expressed in, or implied by, the statements. Words such as "should," "could," "would," "will," "may," "expects," "plans," "intends," "anticipates," "indicates," "remains," "believes," "estimates," "projects," "forecast," "guidance," "outlook," "goals," "targets," "pledge," "confident," "optimistic," "dedicated," "positioned", "on track", "path" and other words and terms of similar meaning and expression are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. All statements, other than those that relate solely to historical facts, are forward-looking statements. Additionally, forward-looking statements include conditional statements and statements that identify uncertainties or trends, discuss the possible future effects of known trends or uncertainties, or that indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this Investor Update are based upon information available to the Company on the date of this Investor Update. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law or regulation.
The Company’s actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: execution risks associated with our strategic operating plan; changes in our fleet and network strategy or other factors outside our control resulting in less economic aircraft orders, costs related to modification or termination of aircraft orders or entry into aircraft orders on less favorable terms, as well as any inability to accept or integrate new aircraft into our fleet as planned, including as a result of any mandatory groundings of aircraft; any failure to effectively manage, and receive anticipated benefits and returns from, acquisitions, divestitures, investments, joint ventures and other portfolio actions, or related exposures to unknown liabilities or other issues or underperformance as compared to our expectations; adverse publicity, increased regulatory scrutiny, harm to our brand, reduced travel demand, potential tort liability and operational restrictions as a result of an accident, catastrophe or incident involving us, our regional carriers, our codeshare partners or another airline; the highly competitive nature of the global airline industry and susceptibility of the industry to price discounting and changes in capacity, including as a result of alliances, joint business arrangements or other consolidations; unfavorable developments affecting our MileagePlus loyalty program; our reliance on a limited number of suppliers to source a majority of our aircraft, engines and certain parts, and the impact of any failure to obtain timely deliveries, additional equipment or support from any of these suppliers; disruptions to our regional network and United Express flights provided by third-party regional carriers; unfavorable economic and political conditions in the United States and globally; reliance on third-party service providers and the impact of any significant failure of these parties to perform as expected, or interruptions in our relationships with these providers or their provision of services; extended interruptions or disruptions in service at major airports where we operate and space, facility and infrastructure constraints at our hubs or other airports (including as result of government shutdowns); geopolitical conflict, terrorist attacks or security events (including the suspension of our overflying in Russian airspace as a result of the Russia-Ukraine military conflict and interruptions of our flying as a result of the military conflicts across the globe, as well as any escalation of the broader economic consequences of any conflicts beyond their current scope or a delay in any planned resumption of service to area impacted by a conflict); any damage to our reputation or brand image; our reliance on technology and automated systems to operate our business and the impact of any significant failure or disruption of, or failure to effectively integrate and implement, these technologies or systems; increasing privacy, data security and cybersecurity obligations or a significant data breach; increased use of social media platforms by us, our employees and others; the impacts of union disputes, employee strikes or slowdowns, and other labor-related disruptions or regulatory compliance costs on our operations or financial performance; any failure to attract, train or retain skilled personnel, including our senior management team or other key employees; the monetary and operational costs of compliance with extensive government regulation of the airline industry; current or future litigation and regulatory actions, or failure to comply with the terms of any settlement, order or agreement relating to these actions; costs, liabilities and risks associated with environmental regulation and climate change; high and/or volatile fuel prices or significant disruptions in the supply of aircraft fuel, including as a result of the geopolitical conflicts in the Middle East; the impacts of our significant amount of financial leverage from fixed obligations and the impacts of insufficient liquidity on our financial condition and business; failure to comply with financial and other covenants governing our debt; limitations on our ability to use our net operating loss carryforwards and certain other tax attributes to offset future taxable income for U.S. federal income tax purposes; our failure to realize the full value of our intangible assets or our long-lived assets, causing us to record impairments; fluctuations in the price of our common stock; the impacts of seasonality and other factors associated with the airline industry; increases in insurance costs or inadequate insurance coverage; risks relating to our repurchase program for shares of common stock and certain warrants exercisable for common stock; and other risks and uncertainties set forth in Part I, Item 1A. Risk Factors of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and in Part II, Item 7. "Management’s Discussion and Analysis of Financial Condition and Results of Operations"
of our Quarterly Report on Form 10-Q for the fiscal period ended March 31, 2026, as well as other risks and uncertainties set forth from time to time in the reports we file with the SEC.
Non-GAAP Financial Information and Financial Guidance
The Company refers to financial measures that are not in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The non-GAAP financial measures are provided as supplemental information to the financial measures presented in this Investor Update that are calculated and presented in accordance with GAAP and are presented because management believes that they supplement or enhance management's, analysts' and investors' overall understanding of the Company's underlying financial performance and trends and facilitate comparisons among current, past and future periods. Because the non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered superior to and are not intended to be considered in isolation or as a substitute for the related GAAP financial measures presented in the Company’s filings with the SEC and may not be the same as or comparable to similarly titled measures presented by other companies due to possible differences in method and in the items being adjusted. The Company encourages investors to review its financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. The Company does not provide a reconciliation of forward-looking measures where the Company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors and is unable to reasonably predict certain items contained in the GAAP measures without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of the Company's control or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.
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